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                                                                   Exhibit 10.24

                         AGREEMENT OF SALE AND PURCHASE

     THIS AGREEMENT OF SALE AND PURCHASE ("AGREEMENT") is made this 6th day of June, 2002, to be effective as of the Effective Date, by and between MACK-CALI TEXAS PROPERTY L.P., a limited partnership organized under the laws of the State of Texas having an address c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("SELLER"), and PARKWAY PROPERTIES LP, a limited partnership organized under the laws of the State of Delaware having an address at One Jackson Place, 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39201-2195 ("PURCHASER").

     In consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

     "ASSIGNMENT" has the meaning ascribed to such term in Section 10.3(d) and shall be in the form attached hereto as EXHIBIT A.

     "ASSIGNMENT OF LEASES" has the meaning ascribed to such term in Section 10.3(c) and shall be in the form attached hereto as EXHIBIT B.

     "AUTHORITIES" means the various federal, state and local governmental and quasi-governmental bodies or agencies having jurisdiction over the Real Property and Improvements, or any portion thereof.

     "BILL OF SALE" has the meaning ascribed to such term in Section 10.3(b) and shall be in the form attached hereto as EXHIBIT C.

     "BROKER" has the meaning ascribed to such term in Section 16.1.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

     "CERTIFICATE AS TO FOREIGN STATUS" has the meaning ascribed to such term in
Section 10.3(g) and shall be in the form attached as EXHIBIT I.

     "CERTIFYING PERSON" has the meaning ascribed to such term in Section
4.3(a).

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     "CLOSING" means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

     "CLOSING DATE" means the date on which the Closing of the transaction contemplated hereby actually occurs.

     "CLOSING STATEMENT" has the meaning ascribed to such term in Section
10.4(a).

     "CLOSING SURVIVING OBLIGATIONS" means the rights, liabilities and obligations set forth in Sections 3.2, 4.3, 5.3, 5.4, 7.4, 8.2, 8.3 (including the references to Sections 7.1, 7.2 and 8.1 in Section 8.3), 10.4, 10.6, 11.1, 11.2, 16.1, 18.1, 18.4 and 18.10 and Article XIV, and any other provisions which pursuant to their terms survive the Closing hereunder.

     "CODE" has the meaning ascribed to such term in Section 4.3.

     "CONDITIONS PRECEDENT CURE PERIOD" has the meaning ascribed to such term in
Section 9.2(b).

     "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated January 29, 2002 between Purchaser or an affiliate of Purchaser and Seller.

     "CONSTRUCTION CONTRACT ESTOPPEL" has the meaning ascribed to such term in
Section 3.2.

     "CONSTRUCTION CONTRACTS" means all contracts to which Seller is a party for the current construction of Tenant improvements or capital repairs, replacements or upgrades affecting the Property, which are set forth on EXHIBIT O attached hereto, together with all supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1.

     "DEED" has the meaning ascribed to such term in Section 10.3(a).

     "DELINQUENT RENTAL" has the meaning ascribed to such term in Section
10.4(b).

     "DOCUMENTS" has the meaning ascribed to such term in Section 5.2(a).

     "EARNEST MONEY DEPOSIT" has the meaning ascribed to such term in Section
4.1.

     "EAT" has the meaning ascribed to such term in Section 10.7.

     "EFFECTIVE DATE" means May 31, 2002.

     "EMPLOYEE NOTICE" has the meaning ascribed to such term in Section
9.2(a)(v).

     "ENVIRONMENTAL LAWS" means each and every federal, state, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive, binding written

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interpretation and binding written policy pertaining to Hazardous Substances issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertains to or affects the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Purchaser, and as same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C.
Section 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Clean Water Act (33 U.S.C. Section 1321 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. Section 7401 et seq.), the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) (collectively, the "ENVIRONMENTAL STATUTES"), and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the Environmental Statutes.

     "ENVIRONMENTAL REPORTS" means all existing environmental reports and studies of the Real Property that have been prepared for Seller as listed and described on EXHIBIT L attached hereto.

     "ESCROW AGENT" means Lawyers Title Insurance Corporation, having an address at 655 Third Avenue, 11th Floor, New York, New York 10017.

     "ESCROWED FUNDS" has the meaning ascribed to such term in Section 17.1(b).

     "ESTOPPEL CERTIFICATE" has the meaning ascribed to such term in Section 7.2(a).

     "EVALUATION PERIOD" has the meaning ascribed to such term in Section 5.1.

     "EXISTING SURVEY" means Seller's existing survey of the Property last revised December 4, 1997, prepared by International Land Services, Inc.

     "EXTENDED CLOSING DATE" has the meaning ascribed to such term in Section 9.2(b).

     "FORM SELLER ESTOPPEL CERTIFICATE" has the meaning ascribed to such term in
Section 7.2(b).

     "FORM TENANT ESTOPPEL CERTIFICATE" has the meaning ascribed to such term in
Section 7.2(a).

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     "GOVERNMENTAL REGULATIONS" means all statutes, ordinances, rules and regulations of the Authorities applicable to Seller or the use or operation of the Real Property or the Improvements or any portion thereof.

     "HAZARDOUS SUBSTANCES" means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, petroleum products or byproducts, polychlorinated biphenyls, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws.

     "IMPROVEMENTS" means all buildings, structures, fixtures, HVAC systems owned by Seller, parking areas and other improvements located on the Real Property.

     "LEASE SCHEDULE" means the schedule of Leases attached as EXHIBIT F, as such schedule may be updated as permitted by this Agreement.

     "LEASES" means all of the leases and other agreements entered into by Seller (or a predecessor-in-interest), as landlord, and any tenant or user of all or any portion of the Property prior to the Effective Date with respect to the use and occupancy of any portion of the Property, which are set forth on EXHIBIT F attached hereto, together with all amendments, renewals and modifications thereof, if any, and all guaranties thereof, if any, entered into as of the Effective Date, together with all new leases, amendments, renewals and modifications of existing leases and lease guaranties entered into after the Effective Date in accordance with the terms of this Agreement.

     "LEASING COMMISSION AGREEMENTS" means all leasing commission agreements that affect the Property as of the Effective Date, which are set forth on EXHIBIT J attached hereto, together with any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1.

     "LICENSEE PARTIES" has the meaning ascribed to such term in Section 5.1.

     "LICENSES AND PERMITS" means, collectively, all of Seller's right, title and interest, to the extent assignable, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities exclusively in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.

     "LLCs" has the meaning ascribed to such term in Section 10.7.

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     "MAJOR TENANT" means any Tenant leasing in excess of 5,000 square feet of space in the aggregate at the Property as listed on EXHIBIT P attached hereto.

     "MEMORIAL AGREEMENT" means that certain Agreement of Sale and Purchase, of even date herewith, between Seller and Purchaser pertaining to the sale of the property located at 5300 Memorial Drive, Houston, Texas.

     "MEMORIAL PROJECT" means all of the property described as "Property" under
Section 2.1 of the Memorial Agreement.

     "NEW OBJECTION DATE" has the meaning ascribed to such term in Section
6.2(a).

     "OPERATING EXPENSES" has the meaning ascribed to such term in Section 10.4(c).

     "OPERATING STATEMENTS" means operating statements for the Property for calendar years 2000 and 2001 and for each calendar month of 2002 through the month ending April 30, 2002.

     "ORIGINAL AGREEMENT" has the meaning ascribed to such term in Section 18.8.

     "ORIGINAL OBJECTION DATE" has the meaning ascribed to such term in Section 6.2(a).

     "OTHER TENANTS" has the meaning ascribed to such term in Section 7.2(a).

     "PARTIAL CERTIFICATE" has the meaning ascribed to such term in Section 7.2(b).

     "PERMITTED EXCEPTIONS" has the meaning ascribed to such term in Section 6.2(a).

     "PERMITTED OUTSIDE PARTIES" has the meaning ascribed to such term in
Section 5.2(b).

     "PERSONAL PROPERTY" means all equipment, appliances, tools, supplies, life safety support systems, canopies, planters, landscaping, building materials, inventory, machinery, artwork, promotional materials, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements and situated at the Property at the time of Closing. Notwithstanding the preceding sentence, "Personal Property" shall not include (a) any proprietary or confidential materials or any materials that contain the logo of Seller or of Mack-Cali Realty Corporation, except for any promotional materials (which shall be subject to Section 18.1), (b) any property that serves or is used in connection with any property other than the Property, (c) any property owned by tenants or others or (d) any property leased by Seller.

     "PROJECTS" means, collectively, all of the Property, together with the Memorial Project and the Town & Country Project.

     "PROPERTY" has the meaning ascribed to such term in Section 2.1.

     "PRORATION ITEMS" has the meaning ascribed to such term in Section 10.4(a).

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     "PRORATION TIME" has the meaning ascribed to such term in Section 10.4(a).

     "PURCHASE PRICE" has the meaning ascribed to such term in Section 3.1.

     "PURCHASER'S AFFILIATES" means any past, present or future: (i) shareholder, partner, member, manager or owner of Purchaser that has a controlling interest in Purchaser; (ii) general partner of Purchaser; (iii) entity in which Purchaser has or had any controlling interest and entity in which any past, present or future shareholder, partner, member, manager or owner of Purchaser has or had a controlling interest; (iv) entity that, directly or indirectly, controls, is controlled by or is under common control with Purchaser and (v) the heirs, executors, administrators, personal or legal representatives, successors and assigns of any or all of the foregoing.

     "PURCHASER'S INFORMATION" has the meaning ascribed to such term in Section 5.3(c).

     "QI" has the meaning ascribed to such term in Section 10.7.

     "REAL PROPERTY" means that certain parcel of real property located at 1717 St. James Place, Houston, Texas, as more particularly described on the legal description attached hereto and made a part hereof as EXHIBIT D, together with all of Seller's right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller's right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights.

     "RENTAL" has the meaning ascribed to such term in Section 10.4(b), and same are "Delinquent" in accordance with the meaning ascribed to such term in Section 10.4(b).

     "REVENUE PROCEDURE" has the meaning ascribed to such term in Section 10.7.

     "SCHEDULED CLOSING DATE" means June 4, 2002 or such earlier or later date to which Purchaser and Seller may hereafter agree in writing and subject to extension as expressly permitted by this Agreement.

     "SECOND CONDITIONS PRECEDENT CURE PERIOD" has the meaning ascribed to such term in Section 9.2(b).

     "SECOND EXTENDED CLOSING DATE" has the meaning ascribed to such term in
Section 9.2(b).

     "SECTION 1031 EXCHANGE" has the meaning ascribed to such term in Section 10.7.

     "SECURITY DEPOSITS" means all security deposits and other deposits paid to Seller, as landlord (and not applied in the event of a Tenant default), to the extent attributable to the Property or any portion of the Property (together with any interest which has accrued thereon, but

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only to the extent such interest has accrued for the account of the Tenant), which are set forth on EXHIBIT N attached hereto.

     "SELLER ESTOPPEL CERTIFICATE" has the meaning ascribed to such term in
Section 7.2(b).

     "SELLER'S AFFILIATES" means any past, present or future: (i) shareholder, partner, member, manager or owner of Seller; (ii) entity in which Seller or any past, present or future shareholder, partner, member, manager or owner of Seller has or had an interest; (iii) entity that, directly or indirectly, controls, is controlled by or is under common control with Seller and (iv) the heirs, executors, administrators, personal or legal representatives, successors and assigns of any or all of the foregoing.

     "SELLER'S KNOWLEDGE" means the actual knowledge possessed by Jeff Kennemer, Senior Director of Property Management of M-C Texas Management L.P., James Clabby, Senior Vice President, Western Region, of M-C Texas Management L.P., Kim Lankford, property manager of the Property, and Theresa Levers, Supervisor of Property Accounting for the Property, without further inquiry. Notwithstanding anything contained herein to the contrary, none of the foregoing individuals shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of Seller's representations and/or warranties herein being or becoming untrue, inaccurate or incomplete in any respect.

     "SEPARATION AGREEMENTS" means those agreements with Seller's current employees relating to stay-on bonuses and separation pay.

     "SERVICE CONTRACTS" means all service agreements, maintenance contracts, equipment leasing agreements, project management agreements, warranties, guarantees, bonds, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on EXHIBIT E attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1. Notwithstanding the foregoing, the definition of Service Contracts does not include the Spectrasite Agreements, the Construction Contracts, the Leasing Commission Agreements or the Separation Agreements.

     "SIGNIFICANT PORTION" means, for purposes of the casualty provisions set forth in Article XI hereof, damage by fire or other casualty to the Real Property and the Improvements or a portion thereof, the cost of which to repair would exceed One Million Dollars ($1,000,000).

     "SPECTRASITE AGREEMENTS" means that certain Agreement for the management of rooftop transmitting sites dated July 6, 1998, between Mack-Cali Realty Corporation on behalf of Seller and Spectrasite Building Group, Inc. ("SPECTRASITE"), as successor-in-interest to Apex Site Management, Inc., and that certain Agreement for the management of telecommunications access sites dated October 24, 2001, between Mack-Cali Realty Corporation on behalf of Seller and Spectrasite.

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     "SURVEY OBJECTION" has the meaning ascribed to such term in Section 6.2.

     "TENANT NOTICE LETTERS" has the meaning ascribed to such term in Section 10.2(e), and are to be delivered by Purchaser to Tenants pursuant to Section 10.6.

     "TENANTS" means the tenants or users of all or any portion of the Property claiming rights pursuant to Leases.

     "TERMINATION SURVIVING OBLIGATIONS" means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.4, 12.1, 16.1, 18.4 and 18.10, and Articles XIII and XIV, and any other provisions which pursuant to their terms survive any termination of this Agreement.

     "TITLE COMMITMENT" has the meaning ascribed to such term in Section 6.2(a).

     "TITLE COMPANY" means Lawyers Title Insurance Corporation, having an address at 655 Third Avenue, 11th Floor, New York, New York 10017.

     "TITLE DEFECT" has the meaning ascribed to such term in Section 6.3(a).

     "TITLE OBJECTIONS" has the meaning ascribed to such term in Section 6.2(a).

     "TITLE POLICY" has the meaning ascribed to such term in Section 6.2(a).

     "TOWN & COUNTRY AGREEMENT" means that certain Agreement of Sale and Purchase, of even date herewith, between Seller and Purchaser pertaining to the sale of the property located at 10497 Town & Country Way, Houston, Texas.

     "TOWN & COUNTRY PROJECT" means all of the property described as "Property" under Section 2.1 of the Town & Country Agreement.

     "TRADE NAMES" means any trade names used by Seller exclusively in connection with the ownership, use or operation of the Real Property or the Improvements, but specifically excluding any trade names that include the words "Mack-Cali" or "M-C" or any other trade names owned by Mack-Cali Realty Corporation, M-C Texas Property Management L.P. or any of their respective affiliates.

     "UPDATED SURVEY" has the meaning ascribed to such term in Section 6.1.

     SECTION 12 REFERENCES: EXHIBITS AND SCHEDULES. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words "herein," "hereof," "hereinafter" and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

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                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE

     SECTION 2.1 AGREEMENT. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in and to the following (collectively, the "PROPERTY"):

             (a)    the Real Property;

             (b)    the Improvements;

             (c)    the Personal Property;

             (d) the Leases and, subject to the terms of the respective applicable Leases, the Security Deposits;

             (e)    to the extent assignable, the Licenses and Permits;

             (f)    to the extent assignable, the Construction Contracts;

             (g)    subject to Section 3.2, the Spectrasite Agreements; and

             (h) to the extent assignable or transferable, in and to all other intangible rights, titles, interests, privileges and appurtenances (including, without limitation, guarantees, warranties and Trade Names) owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Real Property or the Improvements, but specifically excluding any proprietary or confidential materials and any property that serves or is used in connection with any property other than the Property.

     SECTION 2.2 INDIVISIBLE ECONOMIC PACKAGE. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

                                   ARTICLE III
                                  CONSIDERATION

     SECTION 3.1 PURCHASE PRICE. The purchase price for the Property (the "PURCHASE PRICE") shall be Six Million Seven Hundred Forty-Four Thousand Dollars ($6,744,000) in lawful currency of the United States of America, payable as provided in Section 3.3. No portion of the Purchase Price shall be allocated to the Personal Property.

     SECTION 3.2 ASSUMPTION OF OBLIGATIONS. As additional consideration for the purchase and sale of the Property, at Closing Purchaser will assume all of the covenants and obligations of

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Seller pursuant to the Leases, Spectrasite Agreements, Construction Contracts
and Licenses and Permits that are to be performed subsequent to the Closing Date, provided that certain credits will be provided to Purchaser at Closing for post-Closing obligations as expressly set forth elsewhere in this Agreement. As a condition to Purchaser assuming the Construction Contracts, Seller will use commercially reasonable efforts to obtain estoppels (each, a "CONSTRUCTION CONTRACT ESTOPPEL") from the contractors thereunder, on the standard AIA estoppel form, verifying that the Construction Contracts are in full force in effect, that no material event of default, or event that, with the giving of notice or passage of time could become a material event of default, exists under any Construction Contract, the balance due under each Construction Contract and that the balance due is sufficient to complete the work contemplated by such Construction Contract, provided that if, after using commercially reasonable efforts to do so, Seller is unable to obtain one or more of the Construction Contract Estoppels, Seller will provide the representation and warranty set forth in the second sentence of Section 10.3(i) with respect to each Construction Contract for which a Construction Contract Estoppel was not obtained, and so long as such representation and warranty is provided by Seller, the failure to provide a Construction Contract Estoppel will not constitute a failure of a condition precedent under this Agreement. Seller agrees to cooperate with Purchaser in working with the vendors under the Service Contracts so that the Service Contracts will be terminated as of the Closing Date and Purchaser will enter into new contracts with such vendors as of the Closing Date. In no event will Purchaser be obligated to assume any Service Contract or Leasing Commission Agreement. Purchaser shall not be required to assume the covenants and obligations of Seller under the Spectrasite Agreements if prior to Closing Purchaser complies with the requirements of the letter dated April 10, 2002 from Spectrasite to Mack-Cali Realty Corporation and Purchaser. In the absence of the foregoing, at Closing Purchaser will assume the covenants and obligations of Seller pursuant to the Spectrasite Agreements (to the extent they affect the Property). Seller shall be liable for and shall satisfy all of the obligations of Seller pursuant to the Service Contracts, Spectrasite Agreements, Construction Contracts, Leasing Commission Agreements and the Leases that are to be performed prior to Closing, except to the extent credit is given to Purchaser at Closing (unless the document in question has been terminated as of or prior to Closing or relates to the Service Contracts or Leasing Commission Agreements) for the cost of any such obligations that Seller has not performed prior to Closing (in which event, Purchaser shall assume such obligation except for obligations under the Service Contracts and Leasing Commission Agreements).

     SECTION 3.3 METHOD OF PAYMENT OF PURCHASE PRICE. No later than 1:00 p.m. Eastern Time on the Closing Date, Purchaser shall pay to Seller the Purchase Price (less the Earnest Money Deposit), together with all other costs and amounts to be paid by Purchaser at the Closing pursuant to the terms of this Agreement ("PURCHASER'S COSTS"), by Federal Reserve wire transfer of immediately available funds to the account of Escrow Agent. Escrow Agent, following authorization and instruction by the parties at Closing, shall (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price, less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, (ii) pay to the appropriate payees out of the proceeds of Closing payable to Seller all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and

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(iii) pay Purchaser's Costs to the appropriate payees at Closing pursuant to the terms of this Agreement.

                                   ARTICLE IV
                  EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS

     SECTION 4.1    THE EARNEST MONEY DEPOSIT AND INDEPENDENT CONTRACT
CONSIDERATION.

             (a) Simultaneously with the execution and delivery of this Agreement by Purchaser, Purchaser shall deposit with the Escrow Agent, by Federal Reserve wire transfer of immediately available funds, the sum of Eighty-Five Thousand Dollars ($85,000) as the initial earnest money deposit on account of the Purchase Price (the "EARNEST MONEY DEPOSIT").

             (b) In the event that Purchaser does not terminate this Agreement prior to the expiration of the Evaluation Period as provided for in
Section 5.3(c), Purchaser shall, prior to the expiration of the Evaluation Period, deposit with Escrow Agent, by wire transfer of immediately available funds, the sum of One Hundred Sixty Thousand Dollars ($160,000) as additional earnest money on account of the Purchase Price, which additional earnest money will, upon deposit with Escrow Agent, become part of the Earnest Money Deposit.

             (c) Simultaneously with the execution and delivery of this Agreement by Purchaser, Purchaser shall, in addition to the Earnest Money Deposit, pay to Seller, by Federal Reserve wire transfer of immediately available funds or by check payable to the order of Seller, One Hundred Dollars ($100.00) as independent consideration for Seller's execution of this Agreement.

     SECTION 4.2 ESCROW INSTRUCTIONS. The Earnest Money Deposit shall be held in escrow by the Escrow Agent in an interest-bearing account, in accordance with the provisions of Article XVII. In the event this Agreement is not terminated by Purchaser pursuant to the terms hereof by the end of the Evaluation Period in accordance with the provisions of Section 5.3(c) herein, the Earnest Money Deposit and the interest earned thereon shall become non-refundable to Purchaser, except as otherwise expressly provided in this Agreement. In the event this Agreement is terminated by Purchaser prior to the expiration of the Evaluation Period, the Earnest Money Deposit, together with all interest earned thereon, shall be refunded to Purchaser.

     SECTION 4.3 DESIGNATION OF CERTIFYING PERSON. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the "CODE"), and any related reporting requirements of the Code, the parties hereto agree as follows:

             (a) The Escrow Agent agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, and Seller and Purchaser hereby designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the "CERTIFYING PERSON").

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             (b)    Seller and Purchaser each hereby agree:

                    (i) to provide to the Certifying Person all information and certifications regarding such party, as reasonably requested by the Certifying Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

                    (ii) to provide to the Certifying Person such party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Certifying Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Certifying Person is correct.

                                    ARTICLE V
                             INSPECTION OF PROPERTY

     SECTION 5.1 EVALUATION PERIOD. For a period ending at 5:00 p.m. Eastern Time on May 29, 2002 (the "EVALUATION PERIOD"), Purchaser and its authorized agents and representatives (for purposes of this Article V, the "LICENSEE PARTIES") shall have the right, subject to the right of any Tenants, to enter upon the Real Property at all reasonable times during normal business hours to perform an inspection of the Property. Purchaser will provide to Seller notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property at least 24 hours (and no less than one (1) Business Day) prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made and with whom any Licensee Party will communicate. At Seller's option, Seller may be present for any such entry and inspection. Purchaser shall not communicate with or contact any of the Tenants without the prior consent of Seller, which consent shall not be unreasonably withheld or delayed. Purchaser may communicate with or contact Authorities regarding the Property without the prior consent of Seller so long as such communication or contact is not reasonably expected to cause an inspection of the Property by such Authorities, provided that, if Purchaser becomes aware that an inspection by any of such Authorities is likely as a result of Purchaser's request for information, then Purchaser shall withdraw such request and not renew such request without first obtaining Seller's prior written consent. Notwithstanding anything to the contrary contained herein, no physical testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller's specific prior written consent, which consent shall not be unreasonably withheld or delayed.

     SECTION 5.2    DOCUMENT REVIEW.

             (a) During the Evaluation Period, Purchaser and the Licensee Parties shall have the right to review and inspect lease files, including, without limitation, Tenant correspondence files, construction or space plans, surveys, diagrams and schematics for the Property, and a list of all major repairs (in excess of $5,000) of a capital nature during the three (3) years prior to the Effective Date for the Property, at Purchaser's sole cost and expense, all of

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which, to Seller's Knowledge, are in Seller's possession or control. Any inspections shall occur at one location in Houston, Texas to be designated by Seller. The following documents, all of which, to Seller's Knowledge, are in Seller's possession or control, shall be delivered to Purchaser and the Licensee Parties for review: the Environmental Reports (which Purchaser shall have the right to have updated at Purchaser's sole cost and expense); engineering reports and studies commissioned by Seller; real estate tax bills, together with assessments (special or otherwise), ad valorem and personal property tax bills, covering the period of Seller's ownership of the Property; Operating Statements; and the Leases, Leasing Commission Agreements, Service Contracts, Spectrasite Agreements, Construction Contracts, Licenses and Permits. The foregoing materials that are either made available or delivered to Purchaser are collectively referred to as the "DOCUMENTS." Subject to Section 7.4, Purchaser shall not have the right to review or inspect materials not directly related to the leasing, maintenance and/or management of the Property, including, without limitation, any of Seller's internal memoranda, financial projections, budgets, appraisals, proposals for work not actually undertaken, accounting and tax records and similar proprietary, elective or confidential information.

             (b) Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and have been provided to Purchaser solely to assist Purchaser in determining the desirability of purchasing the Property. Subject only to the provisions of Article XII, Purchaser agrees not to disclose the contents of the Documents or any of the provisions, terms or conditions contained therein to any party outside of Purchaser's organization other than its attorneys, partners, accountants, engineers, consultants, lenders or investors (collectively, for purposes of this Section 5.2(b), the "PERMITTED OUTSIDE PARTIES"). Purchaser further agrees that within its organization, or as to the Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser's organization or to those Permitted Outside Parties who are responsible for determining the desirability of Purchaser's acquisition of the Property. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and Tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this Section
5.2 and Article XII. In permitting Purchaser and the Permitted Outside Parties to review the Documents and other information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller, and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver.

             (c) Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller's ownership of the Property. PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN SECTION 8.1 BELOW, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS OR THE

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SOURCES THEREOF. EXCEPT AS MAY BE EXPRESSLY SET FORTH IN SECTION 8.1 BELOW,
SELLER HAS NOT UNDERTAKEN ANY INDEPENDENT INVESTIGATION AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS AND IS PROVIDING THE DOCUMENTS SOLELY AS AN ACCOMMODATION TO PURCHASER.

     SECTION 5.3    ENTRY AND INSPECTION OBLIGATIONS; TERMINATION OF AGREEMENT.

             (a) Purchaser agrees that in entering upon and inspecting or examining the Property, Purchaser and the other Licensee Parties will not materially disturb the Tenants or materially interfere with the use of the Property pursuant to the Leases; materially interfere with the operation and maintenance of the Real Property or Improvements; damage any part of the Property or any personal property owned or held by Tenants or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Real Property by reason of the exercise of Purchaser's rights under this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser's organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) and Article XII. Purchaser will, and shall cause its contractors to, maintain comprehensive general liability (occurrence) insurance in the amount of not less than Three Million Dollars ($3,000,000) in respect to bodily injury (including death) and not less than Three Million Dollars ($3,000,000) for property damage and on terms reasonably satisfactory to Seller, and Workers' Compensation insurance in statutory limits, and, if Purchaser or any Licensee Party performs any physical inspection or sampling at the Real Property, in accordance with Section 5.1, Purchaser shall maintain (if applicable), and shall cause the relevant Licensee Parties to maintain, errors and omissions insurance and contractor's pollution liability insurance in an amount of not less than Two Million Dollars ($2,000,000) and on terms acceptable to Seller. In each case (other than with respect to Worker's Compensation insurance), such policies shall insure Seller, Purchaser, Mack-Cali Sub XVII, Inc., M-C Texas Management L.P. and such other parties as Seller shall reasonably request, and Purchaser shall deliver to Seller evidence of insurance verifying such coverage prior to entry upon the Real Property or Improvements. Purchaser shall also (i) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; (ii) cause any inspection to be conducted in accordance with standards customarily employed in the industry and in compliance with all Governmental Regulations; (iii) at Seller's request, furnish to Seller any studies, reports or test results received by Purchaser regarding the Property, promptly after such receipt, in connection with such inspection; and (iv) restore the Real Property and Improvements to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken.

             (b) Purchaser hereby indemnifies, defends and holds Seller and its partners, agents, directors, officers, employees, successors and assigns harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations to third parties, together with all losses, penalties, costs and expenses relating to any of the foregoing

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(including but not limited to court costs and reasonable attorneys' fees), arising out of any inspections, investigations, examinations, sampling or tests conducted by Purchaser or any of the Licensee Parties, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Article V.

             (c) In the event that Purchaser determines, after its inspection of the Documents and Real Property and Improvements, that it does not want to proceed with the transaction as set forth in this Agreement, Purchaser shall have the right to terminate this Agreement by providing written notice to Seller prior to the expiration of the Evaluation Period. In the event Purchaser terminates this Agreement with respect to the Property in accordance with this
Section 5.3(c), or under any other right of termination as set forth herein, Purchaser shall have the right to receive a refund of the Earnest Money Deposit, together with all interest which has accrued thereon, and except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other. In the event this Agreement is terminated, Purchaser shall return to Seller all copies Purchaser has made of the Documents and, provided that Seller pays for such reports, studies and test results, all copies of any studies, reports or test results regarding any part of the Property obtained by Purchaser, before or after the execution of this Agreement, in connection with Purchaser's inspection of the Property (collectively, "PURCHASER'S INFORMATION") promptly following the time this Agreement is terminated for any reason, provided that Seller acknowledges that any materials delivered to Seller by Purchaser pursuant to the provisions of this Section 5.3(c) shall be without warranty or representation whatsoever.

     SECTION 5.4 SALE "AS IS." THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER. THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS THE RIGHT TO CONDUCT ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS EXPRESSLY REPRESENTED IN SECTION 8.1 HEREOF, BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.4 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE.

     EXCEPT AS MAY BE EXPRESSLY SET FORTH IN SECTION 8.1 BELOW OR IN THE DOCUMENTS TO BE DELIVERED AT CLOSING PURSUANT TO SECTIONS 10.3(a), (b), (c),
(d), (f), (g), (i), AND (j), SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OF SELLER'S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER, AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF

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TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE
PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LAWS, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS," WITH ALL FAULTS. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER HAS BEEN GIVEN A SUFFICIENT OPPORTUNITY HEREIN TO CONDUCT AND HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS AS PURCHASER DEEMS NECESSARY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLER (EXCLUDING THE MATTERS EXPRESSLY REPRESENTED BY SELLER IN SECTION 8.1 HEREOF) NOR OF ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER. PURCHASER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY PURCHASER WAS OBTAINED FROM A VARIETY OF SOURCES, AND, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN SECTION 8.1 BELOW, SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, TRUTH OR ACCURACY OF ANY OF THE DOCUMENTS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO PURCHASER. UPON CLOSING, PURCHASER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT, UPON CLOSING, SELLER WILL SELL AND CONVEY TO PURCHASER, AND PURCHASER WILL ACCEPT THE PROPERTY, "AS IS, WHERE IS," WITH ALL FAULTS. PURCHASER FURTHER

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ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR
REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS, WHERE IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER, WITH PURCHASER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT AND UNDERSTANDS THEIR SIGNIFICANCE AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.

     PURCHASER AND PURCHASER'S AFFILIATES FURTHER COVENANT AND AGREE NOT TO SUE SELLER AND SELLER'S AFFILIATES AND RELEASE SELLER AND SELLER'S AFFILIATES OF AND FROM AND WAIVE ANY CLAIM OR CAUSE OF ACTION, INCLUDING WITHOUT LIMITATION ANY STRICT LIABILITY CLAIM OR CAUSE OF ACTION, THAT PURCHASER OR PURCHASER'S AFFILIATES MAY HAVE AGAINST SELLER OR SELLER'S AFFILIATES UNDER ANY ENVIRONMENTAL LAW, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, RELATING TO ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, OR BY VIRTUE OF ANY COMMON LAW RIGHT, NOW EXISTING OR HEREAFTER CREATED, RELATED TO ENVIRONMENTAL CONDITIONS OR ENVIRONMENTAL MATTERS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE PROPERTY. NOTWITHSTANDING THE PRECEDING SENTENCE, IF PURCHASER OR ANY OF PURCHASER'S AFFILIATES IS THE SUBJECT OF ANY CLAIM OR CAUSE OF ACTION BY A THIRD PARTY UNAFFILIATED WITH PURCHASER (INCLUDING, WITHOUT LIMITATION, ANY GOVERNMENTAL ENTITY) THAT ALLEGES A WRONGFUL ACT BY SELLER DURING SELLER'S PERIOD OF OWNERSHIP OF THE PROPERTY, THEN PURCHASER OR PURCHASER'S AFFILIATES, AS APPLICABLE, MAY SEEK CONTRIBUTORY DAMAGES FROM SELLER WITH RESPECT TO SUCH CLAIM OR CAUSE OF ACTION. THE TERMS AND CONDITIONS OF THIS
SECTION 5.4 WILL EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING, AS THE CASE MAY BE,

AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND ARE HEREBY DEEMED INCORPORATED INTO THE DEED AS FULLY AS IF SET FORTH AT LENGTH THEREIN.

                                   ARTICLE VI
                            TITLE AND SURVEY MATTERS

     SECTION 6.1 SURVEY. Purchaser acknowledges receipt of the Existing Survey. Any modification, update or recertification of the Existing Survey shall be at Purchaser's election and sole cost and expense. The Existing Survey together with each update Purchaser has elected to obtain, if any, is herein referred to as the "UPDATED SURVEY."

     SECTION 6.2    TITLE COMMITMENT.

             (a) Purchaser acknowledges receipt of that certain title insurance commitment dated April 9, 2002 issued by the Title Company under Commitment No. 673945-F (the "TITLE COMMITMENT"), together with copies of the title exceptions listed thereon. Purchaser shall have until the expiration of the Evaluation Period (the "ORIGINAL OBJECTION DATE") to send written notice to Seller of its objections to matters shown on the Title Commitment or the Existing Survey that Purchaser deems unacceptable and shall have until the date (the "NEW OBJECTION DATE") that is five (5) Business Days after receipt by Purchaser's counsel of any update to the Title Commitment or any Updated Survey (or as promptly as possible prior to the Closing with respect to updates received less than five (5) Business Days prior to the Closing) to send written notice to Seller of Purchaser's objections to any new exceptions to title to the Real Property raised thereby, provided that Purchaser may object to matters shown on an Updated Survey only if such matters were not shown on the Existing Survey. Purchaser's objections made in accordance with the preceding sentence are referred to herein as "TITLE OBJECTIONS" or "SURVEY OBJECTIONS," as applicable. Purchaser will be deemed to have accepted the exceptions to title set forth on the Title Commitment (as updated) and the matters shown on the Existing Survey and Updated Survey as permitted exceptions (together with any Title Objections and Survey Objections ultimately waived by Purchaser or cured by Seller, the "PERMITTED EXCEPTIONS") unless such matters are objected to by Purchaser in writing by the Original Objection Date or the New Objection Date, as applicable. Seller shall cause the Title Company to furnish to Purchaser a preliminary title report or title commitment, by the terms of which the Title Company agrees to issue to Purchaser at Closing an owner's policy of title insurance (the "TITLE POLICY") in the amount of the Purchase Price on the then standard TLTA owner's form insuring Purchaser's fee simple title to the Real Property, subject to the terms of such policy and the Permitted Exceptions including, without limitation, the standard or general exceptions. The basic premium for the Title Policy shall be at Seller's expense, and Purchaser may request additional coverage under the Title Policy or endorsements or deletions thereto (including, without limitation, the modification or deletion of the survey exception), which shall be, in each case, at Purchaser's expense.

             (b) All taxes, water rates or charges, sewer rents and assessments, plus interest and penalties thereon, which on the Closing Date are liens against the Real Property and which

Seller is obligated to pay and discharge will be credited against the Purchase Price (subject to the provision for apportionment of taxes, water rates and sewer rents herein contained) and shall not be deemed a Title Objection. If on the Closing Date there shall be financing statements evidencing security interests filed against the Property, such items shall not be Title Objections if (i) the personal property or fixtures covered by such security interests are no longer in or on the Real Property, or (ii) such personal property or fixtures are the property of a Tenant, and Purchaser fails to object to such security interest prior to the expiration of the Evaluation Period, or (iii) the financing statement was filed more than five (5) years prior to the Closing Date and was not renewed.

             (c) If on the Closing Date the Real Property shall be affected by any lien which, pursuant to the provisions of this Agreement, is required to be discharged or satisfied by Seller, Seller shall not be required to discharge or satisfy the same of record provided the money necessary to satisfy the lien is retained by the Title Company at Closing, and the Title Company either omits the lien as an exception from the Title Commitment or insures against collection thereof from out of the Real Property and Improvements, and a credit is given to Purchaser for the recording charges for a satisfaction or discharge of such lien.

             (d) No franchise, transfer, inheritance, income, corporate or other tax (other than ad valorem taxes) open, levied or imposed against Seller or any former owner of the Property, that may be a lien against the Property on the Closing Date, shall be an objection to title if the Title Company insures against collection thereof from or out of the Real Property and/or the Improvements, and provided further that Seller deposits with the Title Company a sum reasonably sufficient to secure a release of the Property from the lien thereof. If a search of title discloses judgments, bankruptcies, or other returns against other persons having names the same as or similar to that of Seller, Seller will deliver to Purchaser an affidavit stating that such judgments, bankruptcies or other returns do not apply to Seller, and such search results shall not be deemed Title Objections.

     SECTION 6.3    TITLE DEFECT.

             (a) In the event Seller receives any Survey Objection or Title Objection (collectively and individually, a "TITLE DEFECT") within the time periods required under Section 6.2 above, Seller may elect (but shall not be obligated) to attempt to remove, or cause to be removed at its expense, any such Title Defect, and shall provide Purchaser with notice, within seven (7) days of its receipt of any such objection, of its intention to cure any such Title Defect. If Seller elects to attempt to cure any Title Defect, the Scheduled Closing Date shall be extended for a period not to exceed thirty (30) days. In the event that (i) Seller elects not to attempt to cure any such Title Defect, or (ii) Seller is unable to cure any such Title Defect for any period elected by Seller but not to exceed thirty (30) days from the Scheduled Closing Date, Seller shall so advise Purchaser and Purchaser shall have the right to terminate this Agreement and receive a refund of the Earnest Money Deposit, together with all interest which has accrued thereon, or to waive such Title Defect and proceed to the Closing. Purchaser shall make such election within seven (7) days after receipt of Seller's notice. If Purchaser elects to proceed to the Closing, any

Title Defects waived by Purchaser shall be deemed Permitted Exceptions. In any such event of termination, Purchaser shall promptly return Purchaser's Information to Seller, after which neither party shall have any further obligation to the other under this Agreement except for the Termination Surviving Obligations.

             (b) Notwithstanding any provision of this Article VI to the contrary, Seller will be obligated to cure exceptions to title to the Property, in the manner described above, relating to liens and security interests securing any financings to Seller, and any mechanic's liens resulting from work at the Property commissioned by Seller, its managing agents or its affiliates.

                                   ARTICLE VII
       INTERIM OPERATING COVENANTS, ESTOPPELS AND POST-CLOSING MANAGEMENT

     SECTION 7.1 INTERIM OPERATING COVENANTS. Seller covenants to Purchaser that Seller will:

             (a) OPERATIONS. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Article XI of this Agreement.

             (b) COMPLIANCE WITH GOVERNMENTAL REGULATIONS. From the Effective Date until Closing, not knowingly take any action that would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations.

             (c) SECURITY DEPOSITS AND REAL ESTATE TAX APPEALS. From the Effective Date to the date that is two (2) Business Days prior to the expiration of the Evaluation Period, Seller will notify Purchaser of any real estate tax appeals settled during such period or the application of a Security Deposit in the event of a default by a Tenant. From and after the date that is two (2) Business Days prior to the expiration of the Evaluation Period, Seller shall not settle any tax appeal or apply a Security Deposit in the event of a default by a Tenant without Purchaser's prior written consent, which shall not be unreasonably withheld, conditioned or delayed and which shall be deemed to have been given if Purchaser has not responded to Seller's notice within five (5) Business Days after receipt thereof. Notwithstanding anything to the contrary contained in this Agreement, Purchaser's consent will not be required in connection with (i) the settlement of a tax appeal in the event that the settlement results in an assessed value that is equal to or less than the assessed value of the Real Property and Improvements that was used by the taxing authority to calculate taxes owed for the calendar year prior to the year in which the Closing occurs, or (ii) the initiation of any real estate tax appeal contesting the assessments of the Property as set forth in EXHIBIT Q attached hereto.

             (d) CONSTRUCTION CONTRACTS. After the Effective Date, Seller may not enter into any new Construction Contract without Purchaser's prior written consent. New Construction Contracts containing material modifications to the form contract and amendments to existing Construction Contracts shall be subject to Purchaser's prior written consent, which may not be unreasonably withheld, conditioned or delayed and which shall be deemed to have been given if Purchaser has not responded to Seller's notice within five (5) Business Days after receipt thereof. Seller shall promptly provide Purchaser with copies of any such new Construction Contracts and amendments, provided that Purchaser shall have no liability for any payment obligations thereunder unless Purchaser is given a credit at Closing for all payments that may come due post-Closing, in which event Purchaser shall assume such payment obligations to the extent of the credit received by Purchaser.

             (e) LEASING COMMISSION AGREEMENTS. After the Effective Date, Seller may amend any Leasing Commission Agreement and enter into any new Leasing Commission Agreement, without Purchaser's prior written consent, provided that Purchaser shall have no liability for any commissions thereunder.

             (f) LEASES. From the Effective Date to the Closing Date, Seller will provide Purchaser with copies of any new Leases and amendments to existing Leases. Seller shall have the right to enter into new Leases and Lease amendments that are outlined on EXHIBIT T attached hereto. Purchaser's prior written consent shall be required for Seller to enter into new Leases or Lease amendments that are not outlined on EXHIBIT T, which Purchaser may withhold in its sole discretion. Purchaser's consent shall be deemed to have been given if Purchaser has not responded to Seller's request for consent within five (5) Business Days after receipt of the proposed new Lease or Lease amendment.

             (g) SERVICE CONTRACTS. From the Effective Date to the Closing Date, Seller may enter into any new Service Contract that terminates or is terminable at or before the Closing Date. If an emergency exists at the Property and, despite Seller's best efforts working with the vendor, the vendor will not agree to terminate the Service Contract at or before the Closing Date, then Purchaser's consent to such new Service Contract may not be unreasonably withheld and will be deemed to have been given if Purchaser has not responded to Seller's request within two (2) Business Days, provided that Purchaser shall have no obligation to assume any such Service Contract.

             (h) NOTICES. To the extent received by Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits, notices of violations affecting the Property and any other written notice of repairs or improvements required by an insurance company.

     SECTION 7.2    ESTOPPELS.

             (a) Seller shall send estoppel certificates (each, an "ESTOPPEL CERTIFICATE") in the form attached hereto as EXHIBIT G (the "FORM TENANT ESTOPPEL CERTIFICATE") to each

Tenant occupying space at the Property on the Effective Date. It shall be a condition precedent to Purchaser's obligation to purchase the Property pursuant to this Agreement that Seller provide to Purchaser, prior to Closing, Estoppel Certificates executed by the Major Tenants and all other Tenants (all Tenants which are not Major Tenants are herein referred to as the "OTHER TENANTS"). An Estoppel Certificate executed by any Tenant shall satisfy the condition set forth immediately above in this Section 7.2(a) if it is in substantially the form of the Form Tenant Estoppel Certificate as the same may be modified as necessary to reflect any factual inconsistencies with the statements set forth therein which are necessary to make such certificates accurate and complete as of such date, provided such modifications are not inconsistent with the relevant Lease and any other representations made herein by Seller with respect to such Lease, provided, however, that an Estoppel Certificate executed by any Tenant shall be deemed to satisfy the condition of this Section 7.2(a) so long as it is in the form or contains such specified information as the applicable Lease requires such Tenant to provide and/or contains the qualification by such Tenant of any statement as being to its knowledge or as being subject to any similar qualification. If any modification made to the Form Tenant Estoppel Certificate discloses a material default by Seller under a Lease or materially and adversely affects the net income of the Property, then Purchaser may terminate this Agreement by written notice to Seller and receive the prompt return of the Earnest Money Deposit from the Escrow Agent, together with the interest earned thereon, whereupon Purchaser and Seller will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; provided, however, that if such modification discloses a default by Seller under this Agreement, then Purchaser shall be entitled to all of its remedies under Section 13.1; but provided further that if such modification discloses a default under this Agreement by Seller that can be cured by the expenditure or payment of money, then Purchaser will not have the right to terminate this Agreement as a result thereof so long as Purchaser receives a credit at Closing in the amount required to cure such default. In addition, if Seller is unable to deliver Estoppel Certificates to Purchaser for any Major Tenants at Closing, then Purchaser may terminate this Agreement by written notice to Seller and receive the prompt return of the Earnest Money Deposit from the Escrow Agent, together with the interest earned thereon, whereupon Purchaser and Seller will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations.

             (b) In the event that Seller is unable to provide Estoppel Certificates to Purchaser at the Closing for Other Tenants, Seller shall execute and deliver to Purchaser certificates (each, a "SELLER ESTOPPEL CERTIFICATE") substantially in the form attached hereto as EXHIBIT M (the "FORM SELLER ESTOPPEL CERTIFICATE"), as the same may be modified by Seller prior to Closing as necessary to reflect any factual inconsistencies with the statements set forth therein which are necessary to make such certificates accurate and complete as of such date, provided such modifications are not inconsistent with the relevant Lease and any other representations made herein by Seller, covering the particular Other Tenants so that Purchaser shall receive, at Closing, an Estoppel Certificate or a Seller Estoppel Certificate with respect to all of the Other Tenants. If Seller delivers Seller Estoppel Certificates to Purchaser in connection with this Agreement, each statement therein shall survive for a period terminating on the earlier of (i) twelve (12) months after the Closing Date, or (ii) the date on which Purchaser has received an executed Estoppel Certificate signed by the Tenant under the Lease in question which is consistent with such statement contained in the Seller's Estoppel Certificate. If any modification made by Seller to the Form Seller Estoppel Certificate discloses a material default by Seller under a Lease or materially and adversely affects the net income of the Property, then Purchaser may terminate this Agreement by written notice to Seller and receive the prompt return of the Earnest Money Deposit from the Escrow Agent, together with the interest earned thereon, whereupon Purchaser and Seller will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; provided, however, that if such modification discloses a default by Seller under this Agreement, then Purchaser shall be entitled to all of its remedies under Section 13.1; but provided further that if such modification discloses a default under this Agreement by Seller that can be cured by the expenditure or payment of money, then Purchaser will not have the right to terminate this Agreement as a result thereof so long as Purchaser receives a credit at Closing in the amount required to cure such default. If Purchaser receives an Estoppel Certificate which contains some but not all of the matters set forth in the Form Tenant Estoppel Certificate (a "PARTIAL CERTIFICATE") and Seller provides a Seller Estoppel Certificate for such Tenant, then (i) if the Partial Certificate is received prior to Closing, the Seller Estoppel Certificate may omit matters contained in the Partial Certificate, and
(ii) if the Partial Certificate is received after Closing, Seller's Estoppel Certificate shall cease to survive as to the matters contained in the Partial Certificate which are consistent with those matters contained in the Seller's Estoppel Certificate. If any Estoppel Certificate contains statements confirming any of Seller's representations or warranties herein, then Seller shall be relieved of any liability with respect to any such representation or warranty.

             (c) If any Estoppel Certificates or Seller Estoppel Certificates contain statements or allegations that a default or potential default exists on the part of Seller under the Lease in question or contain information inconsistent with any representations of Seller contained in this Agreement and Purchaser elects to close the transaction contemplated herein notwithstanding the existence of such statements, allegations or information, then such Estoppel Certificates and/or Seller Estoppel Certificates shall be deemed acceptable for purposes of this Section 7.2, notwithstanding the existence of such allegations, statements or information, and Seller shall have no liability to Purchaser hereunder with respect to the existence of such allegations, statements or information. In addition, (i) if any Estoppel Certificate or Seller Estoppel Certificate contains information that was otherwise disclosed in the Documents delivered to Purchaser during the Evaluation Period pursuant to Section 5.2, Purchaser shall have no right to object to such Estoppel Certificate or Seller Estoppel Certificate after the expiration of the Evaluation Period, and (ii) if any Estoppel Certificate or Seller Estoppel Certificate reflects the fact that a Tenant has not yet accepted or occupied the leased premises and/or has not yet commenced paying rent because the tenant improvements with respect to the relevant Lease have not yet been completed and/or that all requirements of the landlord under the Lease are not complied with because the tenant improvements are ongoing, but such Estoppel Certificate or Seller Estoppel Certificate does not indicate that the landlord has committed a material default under the relevant Lease, then Purchaser shall have no right to object to such Estoppel Certificate or Seller Estoppel Certificate.

     SECTION 7.3    [INTENTIONALLY DELETED]

     SECTION 7.4 ADDITIONAL AUDITS. Purchaser shall have, in addition to any inspection or audit rights contained elsewhere in this Agreement, the right to conduct a full audit of the books and records of Seller relating to the operations and financial results of the Property, in such form and at such time, including up to 270 days after Closing, as Purchaser may reasonably determine is necessary to comply with applicable securities laws requirements, including, without limitation, 17 C.F.R. Section 210.3-14 promulgated under the Securities Exchange Act of 1934, as amended. All costs incurred as a result of Purchaser undertaking such audit shall be borne exclusively by Purchaser; provided, however, that Seller shall make available such books, records and materials as may be reasonably requested by Purchaser or its accountants in order to conduct such audit. All such audit activities shall be conducted at Seller's or its agent's place of business in a commercially reasonable fashion during normal business hours and upon five (5) Business Days prior written notice from Purchaser to Seller.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     SECTION 8.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Except for any representations and warranties contained in the documents to be delivered at Closing pursuant to Sections 10.3(a), (b), (c), (d), (f), (g), (i), and (j), the following constitute the sole representations and warranties of Seller, which representations and warranties shall be true as of the Effective Date and, subject to Section 10.3(i), as of the Closing Date. Subject to the limitations set forth in Section 8.3 of this Agreement, Seller represents and warrants to Purchaser the following:

             (a) STATUS. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Texas.

             (b) AUTHORITY. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller.

             (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.

             (d) SUITS AND PROCEEDINGS; VIOLATIONS. Except as listed in EXHIBIT H, there are no legal actions, suits or similar proceedings pending and served, or to Seller's Knowledge, threatened in writing against Seller or the Property which if adversely determined, would materially and adversely affect the value of the Property or Seller's ability to consummate the transactions contemplated hereby. To Seller's Knowledge, except as listed in EXHIBIT H, Seller has not received any written notice from any Authorities of any violations with respect to the Property of any Governmental Regulations that have not been cured. There are no real estate tax appeals pending.

             (e) NON-FOREIGN ENTITY. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

             (f) TENANTS. As of the date of this Agreement, the only tenants or users of all or any portion of the Property claiming rights pursuant to the Leases are the tenants or users set forth in the Lease Schedule attached as EXHIBIT F. EXHIBIT F contains a true and correct list of all Leases. The Documents delivered to Purchaser pursuant to Section 5.2 hereof include true and correct copies of all of the Leases. To Seller's Knowledge, any consents from Seller to a Tenant with respect to any subleases are included in the Documents. None of the Leases and none of the Rentals payable thereunder have been assigned, pledged or encumbered by Seller.

             (g) DEFAULTS. To Seller's Knowledge, all written default notices to or from any Tenant are or will be included in the Documents. There are no existing material defaults by Tenants under the Leases except as may be set forth on the schedule of arrearages attached hereto as EXHIBIT K (the "ARREARAGES SCHEDULE"), and Seller has not received any written notice of any landlord defaults under the Leases that have not been cured.

             (h) SERVICE CONTRACTS AND SPECTRASITE AGREEMENTS. To Seller's Knowledge, (i) none of the service providers listed on EXHIBIT E is in default under any Service Contract and (ii) Seller is not in default under any Service Contract. The Documents delivered to Purchaser pursuant to Section 5.2 hereof include true and correct copies of all Spectrasite Agreements and all written Service Contracts under which Seller is currently paying for services rendered in connection with the Property, and EXHIBIT E contains a true and correct list of all Service Contracts. There are no management, service, supply, maintenance, employment or other contracts in effect with respect to the Property of any nature whatsoever, written or oral, which could be binding on Purchaser after Closing, other than (x) the Spectrasite Agreements (if Purchaser fails to comply with the requirements in Section 3.2) and (y) the Construction Contracts (if Seller fulfills its obligations under the second sentence of Section 3.2 and the second sentence of Section 10.3(i), as applicable).

             (i) LEASING COMMISSION AGREEMENTS AND CONSTRUCTION CONTRACTS. The Documents delivered to Purchaser pursuant to Section 5.2 hereof include true and correct copies of all existing Leasing Commission Agreements and Construction Contracts. EXHIBIT J contains a true and correct list of all existing Leasing Commission Agreements, and EXHIBIT O contains a true and correct list of all Construction Contracts.

             (j) CONDEMNATION PROCEEDINGS. To Seller's Knowledge, Seller has received no written notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof.

             (k) LABOR AND EMPLOYMENT MATTERS. Neither Seller nor M-C Texas Management L.P. is a party to any oral or written employment contracts or agreements with respect to the Property, other than the Separation Agreements, pursuant to which Purchaser shall have no obligations.

             (l) BANKRUPTCY. Seller is not insolvent and has not (i) made a general assignment for the benefit of creditors; (ii) filed a petition for bankruptcy or commenced any other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any debtor relief laws; or (iii) had any involuntary case, proceeding or other action commenced against it that seeks to have any order for relief entered against it, as debtor, under any debtor relief laws.

             (m) LEASING COMMISSIONS. No brokerage or leasing commissions or other compensations are due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof other than pursuant to the Leasing Commission Agreements, which will be fully satisfied by Seller at or before Closing, and there is no continuing liability of Purchaser under the Leasing Commission Agreements after Closing.

             (n) ENVIRONMENTAL MATTERS. Except as set forth in the Environmental Reports, to Seller's Knowledge, (i) Seller has received no written notice of any currently existing violations of Environmental Laws with respect to the Property or pending or threatened administrative or other legal proceedings, including, without limitation, any enforcement proceeding under any Environmental Laws concerning Hazardous Substances, relating to the Property, or of any settlement thereof, and (ii) there are no underground storage tanks located at the Property.

             (o) NO OPTIONS. To Seller's Knowledge, except as may be set forth in the Leases, no third party has any option to purchase all or any portion of the Property.

             (p) OPERATING STATEMENTS. To Seller's Knowledge, the Operating Statements delivered to Purchaser are true and accurate in all material respects.

             (q) NO NOTICES. To Seller's Knowledge, except as set forth on EXHIBIT H, there are no unsatisfied written notices requiring any material repairs, restorations or improvements at the Property from any insurance company or governmental agency and Seller has not received any written notice from any insurer of any defects or inadequacies in any part of the Property which adversely affect its insurability.

             (r) POST-CLOSING CONTRACTUAL OBLIGATIONS. Except as created by this Agreement or as disclosed in the Documents delivered to Purchaser pursuant to this Agreement, to Seller's Knowledge, there are no outstanding contractual obligations binding on Seller that might, with notice, the passage of time, or both, be binding on Purchaser and have a material adverse effect on the Property from and after Closing.

     SECTION 8.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller the following:

             (a) STATUS. Purchaser is a duly organized and validly existing limited partnership under the laws of the State of Delaware and qualified to do business in the State of Texas.

             (b) AUTHORITY. The execution and delivery of this Agreement and the performance of Purchaser's obligations hereunder have been duly authorized by all necessary action on the part of Purchaser and this Agreement constitutes the legal, valid and binding obligation of Purchaser.

             (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

             (d) CONSENTS. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

     SECTION 8.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller set forth in Section 8.1, the covenants of Seller set forth in Sections 7.1 and 7.4, and the certifications contained in any Seller estoppels delivered under the second paragraph of Section 7.2 will survive the Closing for a period of twelve (12) months, after which time they will merge into the Deed. Purchaser will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations, warranties or certifications, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds Twenty-Five Thousand Dollars ($25,000) for the Property; and then only to the extent of such excess. In addition, in no event will Seller's liability for all such breaches exceed, in the aggregate, the sum of One Million Dollars ($1,000,000) for the Property unless such liability is incurred due to fraudulent acts of Seller, in which event such liability cap shall not apply. Seller shall have no liability with respect to any such representation, warranty, certification or covenant if, prior to the Closing, Purchaser has actual knowledge of any breach of such representation, warranty, certification or covenant, or any Document made available or delivered for Purchaser's review, tenant estoppel certificate, due diligence test, investigation or inspection of the Property by Purchaser or any Licensee Party, or written disclosure by Seller or Seller's agents or employees discloses one or more facts that conflict with any such representation, warranty, certification, or covenant, and Purchaser nevertheless consummates the transaction contemplated by this Agreement. The Closing

Surviving Obligations and the Termination Surviving Obligations will survive Closing or termination of this Agreement, as applicable, without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing but will be merged into the Deed and other Closing documents delivered at the Closing.

                                   ARTICLE IX
                         CONDITIONS PRECEDENT TO CLOSING

     SECTION 9.1 CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

             (a) Seller shall have delivered to Escrow Agent all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.3.

             (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects as of the date of Closing (with appropriate modifications permitted under this Agreement or modifications not materially adverse to Purchaser).

             (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

             (d) Purchaser shall have received a marked Title Commitment for the Property from the Title Company identifying only Permitted Exceptions on the Schedule B attached thereto.

             (e) No legal action shall be pending or threatened in writing seeking to challenge or restrain the transaction contemplated hereunder.

             (f) After expiration of the Evaluation Period and prior to Closing, no Major Tenant shall have become insolvent, made a general assignment for the benefit of creditors, filed a petition for bankruptcy or commenced any other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any debtor relief laws, or had any involuntary case, proceeding or other action commenced against it that seeks to have any order for relief entered against it, as debtor, under any debtor relief laws.

     SECTION 9.2    CONDITIONS PRECEDENT TO OBLIGATION TO SELLER.

             (a) The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing (or as otherwise provided) of all of the following conditions, any or all of which may be waived by Seller in it sole discretion:

                    (i) Escrow Agent shall have received the Purchase Price as adjusted pursuant to, and payable in the manner provided for, in this Agreement, and Purchaser shall have provided written authority to Escrow Agent to release such amount to Seller.

                    (ii) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in
             Section 10.2.

                    (iii) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Seller).

                    (iv) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

                    (v) Purchaser shall have delivered to Seller, before the expiration of the Evaluation Period, a notice setting forth the names of those persons, if any, currently employed at the Property by Seller to whom Purchaser will make an offer of employment at a salary equal to or higher than such employee's current salary (the "EMPLOYEE NOTICE"), provided that Seller will provide Purchaser with a list of employees currently employed at the Property and their current salary during the Evaluation Period. If Purchaser intends to make no such offers, the Purchaser shall so state in the Employee Notice. Purchaser shall have no obligation to offer employment to any employees of Seller or Seller's Affiliates.

             (b) Notwithstanding Section 9.2(a) or any other provision in this Agreement to the contrary, in the event that, on the Scheduled Closing Date, all of the conditions precedent to Purchaser's obligation to close with respect to the Property have not been satisfied, unless Purchaser proceeds to Closing on the Scheduled Closing Date, thereby waiving any unsatisfied conditions precedent, the Scheduled Closing Date will be automatically extended to the fifteenth (15th) day thereafter (such 15-day period being referred to herein as the "CONDITIONS PRECEDENT CURE PERIOD" and the last day of such 15-day period being referred to herein as the "EXTENDED CLOSING DATE"). Upon the expiration of the Conditions Precedent Cure Period, either (i) Purchaser shall proceed to Closing on the Extended Closing Date if all conditions precedent have been satisfied (or Purchaser may proceed to Closing even if all conditions precedent have not yet been satisfied, thereby waiving all such unsatisfied conditions precedent) or (ii) if the conditions precedent have not yet been satisfied (or waived by Purchaser), the Closing shall be further extended to the fifteenth (15th) day after the Extended Closing Date (such 15-day period being referred to herein as the "SECOND CONDITIONS PRECEDENT CURE PERIOD" and the last day of such 15-day period being referred to herein as the "SECOND EXTENDED CLOSING DATE"). Upon the expiration of the Second Conditions Precedent Cure Period, either (x) Purchaser shall proceed to Closing on the Second Extended Closing Date if all conditions precedent have been satisfied (or Purchaser may proceed to Closing even if all conditions precedent have not yet been satisfied, thereby waiving all such unsatisfied conditions precedent) or (y) if the conditions precedent have not yet been satisfied (or waived by Purchaser), this Agreement shall terminate. This Agreement shall not, in any event, terminate for failure of condition until the expiration of the Second Conditions Precedent Cure Period.

             (c)    In the event of the termination of this Agreement under this
Section 9.2, Purchaser shall have a right to receive, within five (5) Business Days thereafter, a refund of the Earnest Money Deposit, together with all interest which has accrued thereon, and except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligations to each other. Notwithstanding anything to the contrary contained in this Agreement, in the event that a default by Seller shall occur pursuant to Section 13.1, which default also constitutes the failure of a condition precedent, the provisions of Section 13.1 shall govern and control.

                                    ARTICLE X
                                     CLOSING

     SECTION 10.1 CLOSING. The consummation of the transaction contemplated by this Agreement by delivery of documents and payments of money shall take place at 1:00 p.m. Eastern Time on the Scheduled Closing Date at the offices of the Escrow Agent. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended. The acceptance of the Deed by Purchaser shall be deemed to be full performance and discharge of each and every agreement and obligation on the part of Seller to be performed hereunder unless otherwise specifically provided herein.

     SECTION 10.2 PURCHASER'S CLOSING OBLIGATIONS. On the Closing Date, Purchaser, at its sole cost and expense, will deliver the following items to Seller at Closing as provided herein:

             (a) The Purchase Price, after all adjustments are made as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;

             (b) A counterpart original of the Assignment of Leases, duly executed by Purchaser;

             (c) A counterpart original of the Assignment, duly executed by Purchaser;

             (d) Evidence reasonably satisfactory to Seller that the person executing the Assignment of Leases, the Assignment, and the Tenant Notice Letters on behalf of Purchaser has full right, power and authority to do so;

             (e) Form of written notice executed by Purchaser and to be addressed and delivered to the Tenants by Purchaser in accordance with Section
10.6 herein, (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and that Purchaser is responsible for the Security Deposit (specifying the exact amount of the Security Deposit) and
(iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the "TENANT NOTICE LETTERS");

             (f) A counterpart original of the Closing Statement, duly executed by Purchaser;

             (g) A certificate, dated as of the date of Closing, stating (i) that the representations and warranties of Purchaser contained in Section 8.2 are true and correct in all material respects as of the Closing Date (with appropriate modifications to reflect any changes therein) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change and (ii) that Purchaser has extended a written offer of employment to those persons listed on the Employee Notice to be employed by Purchaser at a salary equal to or higher than the salary such person was earning as Seller's employee as of the Closing Date. In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder if any representation or warranty is not true and correct in all material respects; PROVIDED, HOWEVER, that such event shall constitute the non-fulfillment of the condition set forth in Section 9.2(a)(iii); PROVIDED FURTHER that such limitation of liabilities and waiver of default in the event of Closing shall not apply with respect to the representation and warranty set forth in 10.2(g)(ii) above. If, despite changes or other matters described in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate; and

             (h) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement.

     SECTION 10.3 SELLER'S CLOSING OBLIGATIONS. At the Closing, Seller will deliver to Purchaser the following documents:

             (a) A special warranty deed for the Property (the "DEED"), duly executed and acknowledged by Seller, conveying to Purchaser the Real Property and the Improvements subject only to the relevant Permitted Exceptions;

             (b) A blanket assignment and bill of sale for the Property in the form attached hereto as EXHIBIT C (each, a "BILL OF SALE"), duly executed by Seller, assigning and conveying to Purchaser title to the Personal Property, with special warranty of title;

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             (c)    A counterpart original of an assignment and assumption of
Seller's interest, as lessor, in the Leases and Security Deposits for the Property in the form attached hereto as EXHIBIT B (each, an "ASSIGNMENT OF LEASES"), duly executed by Seller, conveying and assigning to Purchaser all of Seller's right, title and interest, as lessor, in the Leases and Security Deposits;

             (d) A counterpart original of an assignment and assumption of Seller's interest in the Spectrasite Agreements (if Purchaser fails to comply with the requirements in Section 3.2), Construction Agreements (subject to a credit at Closing in favor of Purchaser as set forth in Section 10.4(b)) and the Licenses and Permits in the form attached hereto as EXHIBIT A (each, an "ASSIGNMENT"), duly executed by Seller, conveying and assigning to Purchaser all of Seller's right, title, and interest, if any, in the Construction Agreements (if Seller fulfills its obligations under the second sentence of Section 3.2 and the second sentence of Section 10.3(i), as applicable), the Licenses and Permits and the Spectrasite Agreements (to the extent the Spectrasite Agreements pertain to the Property and unless Purchaser complies with the requirements in Section 3.2);

             (e)    The Tenant Notice Letters, duly executed by Seller;

             (f) Evidence reasonably satisfactory to Purchaser and Title Company that the person executing the documents delivered by Seller pursuant to this Section 10.3 on behalf of Seller has full right, power, and authority to do so;

             (g) A certificate in the form attached hereto as EXHIBIT I ("CERTIFICATE AS TO FOREIGN STATUS") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;

             (h) All original Leases, Licenses and Permits, Leasing Commission Agreements, Construction Agreements and Spectrasite Agreements (unless Purchaser complies with the requirements in Section 3.2) in Seller's possession (or copies where originals are not available), all of which may remain on site at the Property and need not be delivered to the location of the Closing;

             (i) A certificate, dated as of the date of Closing, stating that the representations and warranties of Seller contained in Section 8.1 are true and correct in all material respects as of the Closing Date (with appropriate modifications as permitted by this Agreement to reflect any changes therein) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In addition, such certificate shall also include a representation by Seller, with respect to any Construction Contracts for which a Construction Contract Estoppel is not obtained by Seller in accordance with Section 3.2, that (1) the Construction Contract is in full force and effect, (2) no material event of default or any event that, with the giving of notice or passage of time could become a material event of default, exists under such Construction Contract, and
(3) the balance due under such Construction Contract (which shall be stated in such certification) is sufficient to complete the work contemplated by such Construction Contract. Except in the event of fraud by

Seller, Seller shall not be liable to Purchaser for, or be deemed to be in default hereunder, if any representation or warranty is not true and correct in all material respects; provided, however, that such event shall constitute the non-fulfillment of the condition set forth in Section 9.1(b), entitling Purchaser to terminate this Agreement by written notice to Seller and receive the prompt return of the Earnest Money Deposit from the Escrow Agent, together with the interest earned thereon, whereupon Purchaser and Seller will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; and provided, further, that if such representation or warranty is not true and correct in all material respects as a result of a breach of this Agreement by Seller, rather than as a result of changing circumstances not caused by Seller's breach, then Seller shall be in default hereunder and Purchaser shall be entitled to all of its remedies under
Section 13.1, unless such default can be cured by the expenditure or payment of money, in which case Purchaser will not have the right to terminate this Agreement as a result thereof so long as Purchaser receives a credit at Closing in the amount required to cure such default. Notwithstanding anything herein to the contrary, however, if, after the expiration of the Evaluation Period, any representation and warranty provided by Seller in Sections 8.1(d) (except to the extent that such legal actions, suits or proceedings are not adequately covered by insurance and relate to (i) a violation of Environmental Laws, which, if adversely determined, would materially and adversely affect the value of the Property or (ii) Seller's ability to consummate the transaction contemplated hereby), or (h) (first sentence only) above is no longer true and correct in all material respects (with appropriate modifications as permitted by this Agreement to reflect any changes therein) and is disclosed accordingly by Seller to Purchaser, Purchaser shall not be entitled to terminate this Agreement. If, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate; and

             (j) The Lease Schedule, updated to show any changes, to Seller's Knowledge, dated as of no more than one (1) Business Day prior to the Closing Date.

             (k) Such affidavits or other documents as may reasonably be required by the Title Company to issue the Title Policy subject only to the Permitted Exceptions.

             (l) To the extent in Seller's possession or control, (i) all access and security cards to restricted or secured areas of the Property and
(ii) keys to all locks at the Property, all of which may remain on site at the Property and need not be delivered to the location of the Closing.

             (m) An Operating Statement for May 2002 if the Closing occurs on or after June 16, 2002 and the Arrearages Schedule updated to show any changes from EXHIBIT K and dated no more than one (1) Business Day prior to the Closing Date.

     SECTION 10.4   PRORATIONS.

             (a) Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day preceding the Closing Date (the "PRORATION TIME"), the following (collectively, the "PRORATION ITEMS"):

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                    (i)     Rentals, in accordance with Section 10.4(b) below.

                    (ii) Cash Security Deposits (to the extent such Security Deposits have not yet been applied toward the obligations of any Tenant under the Leases) and any prepaid rents, together with interest required to be paid to Tenants thereon.

                    (iii) Utility charges payable by Seller, including, without limitation, electricity, water charges and sewer charges. If there are meters on the Real Property, Seller will cause readings of all said meters to be performed not more than three
             (3) Business Days prior to the Closing Date, and a per diem adjustment shall be made for the days between the meter reading date and the Closing Date based on the most recent meter reading.

                    (iv)    Amounts payable under the Construction Contracts.

                    (v) Amounts payable under the Spectrasite Agreements (unless Purchaser complies with the requirements in Section 3.2).

                    (vi) Ad valorem taxes due and payable for the calendar year. If the Closing Date shall occur before the tax rate is fixed, the apportionment of ad valorem taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If, subsequent to the Closing Date, ad valorem taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property and Improvements should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and Seller agrees to pay Purchaser any increase shown by such recomputation and vice versa. Any and all expenses incurred or to be incurred in connection with any real estate tax appeals that are pending at the time of Closing shall be prorated in the same manner as ad valorem taxes set forth above.

     Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Proration Time. The estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser prior to the Closing Date (the "CLOSING STATEMENT"). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller. The proration shall be paid at Closing by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums, and Seller's insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration will be made at the Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for any deposits with the utility providers. The provisions of this Section 10.4(a) will survive the Closing for twelve (12) months.

             (b) Purchaser will receive a credit on the Closing Statement for all unpaid amounts under the Construction Contracts assumed by Purchaser hereunder to the extent such amounts relate to incomplete tenant improvements contemplated by the relevant Lease. Purchaser will also receive a credit on the Closing Statement for the prorated amount (as of the Proration Time) of all Rental previously paid to or collected by Seller and attributable to any period following the Proration Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rental, if any, received by Seller after Closing and attributable to any period following the Proration Time. "RENTAL" as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant's proportionate share of building operation and maintenance costs and expenses as provided for under its Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property. Rental is "DELINQUENT" when it was due prior to the Closing Date, and payment thereof has not been made on or before the Proration Time. Delinquent Rental will not be prorated. With respect to Tenants still in occupancy, Purchaser agrees to use commercially reasonable efforts with respect to the collection of any Delinquent Rental, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to pursue legal action to enforce collection of any such amounts owed to Seller by any Tenant. With respect to Tenants no longer in occupancy, Seller reserves the right to pursue the collection of Delinquent Rental. All sums collected by Purchaser from and after Closing from each Tenant (excluding tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below) will be applied first to current Rental (which may include delinquencies owed to Seller for the calendar month of Closing) and then to delinquencies owed by such Tenant to Seller. Any sums due Seller will be promptly remitted to Seller.

             (c) At the Closing, Seller shall deliver to Purchaser a list of additional rent, however characterized, under each Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, "OPERATING EXPENSES") billed to Tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis on which the monthly amounts are being billed and the amounts incurred by Seller on account of the components of Operating Expenses for such calendar year. Upon the reconciliation by Purchaser of the Operating Expenses billed to Tenants, and the amounts actually incurred for such calendar year, Seller and Purchaser shall be liable for overpayments of Operating Expenses, and shall be entitled to payments from Tenants with respect to underpayments of Operating Expenses, as the case may be, on a PRO-RATA basis based

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upon each party's period of ownership during such calendar year regardless of when such expenses are incurred during such calendar year.

             (d) With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant, excess tenant improvement costs (including excess tenant improvements costs amortized over the term of the Lease and paid as additional Rental) or other specific services, which are collected by Purchaser after the Closing Date but relate to the foregoing specific services rendered by Seller prior to the Proration Time, then notwithstanding anything to the contrary contained herein, Purchaser shall cause the amounts collected from such Tenant that are either specifically designated by such Tenant as relating to such specific services or that are in an amount exactly equal to any such billing to be paid to Seller on account thereof.

             (e) Seller shall credit to Purchaser at Closing the amount of $74,236.67 to be used by Purchaser for payment toward all costs, including, without limitation, tenant improvement costs, leasing commissions and other expenditures, associated with any Lease or any Lease renewal, expansion or other modification executed by Seller and Tenant or exercised by any Tenant after April 29, 2002 and prior to the Closing Date, whether such commissions or other costs are being paid in installments or otherwise, including, without limitation, such costs associated with those Leases set forth on EXHIBIT T, and Purchaser shall assume the payment of all of the foregoing costs after Closing; provided that if any of the costs set forth above in this Section 10.4(e) have been paid by Seller prior to Closing, the total amount of such costs already paid by Seller shall be deducted from the $74,236.67 credit referenced above. If Purchaser acquires the Property, Purchaser shall be responsible for paying the costs, including, without limitation, tenant improvement costs, leasing commissions and other expenditures, associated with all Leases and any Lease renewal, expansion or other modification executed after April 29, 2002.

     SECTION 10.5 COSTS OF TITLE COMPANY AND CLOSING COSTS. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

             (a) Seller shall pay (i) Seller's attorney's fees; (ii) one-half (1/2) of escrow fees, if any; and (iii) the cost of the base premium for the Title Policy and customary title searches; and (iv) the cost of the Updated Survey up to Two Thousand Dollars ($2,000).

             (b) Purchaser shall pay (i) the costs of recording the Deed to the Property and all other documents; (ii) all costs of any additional coverage under the Title Policy or endorsements or deletions (including, without limitation, the modification or deletion of the survey exception) to the Title Policy that are desired by Purchaser; (iii) all premiums and other costs for any mortgagee policy of title insurance, if any, including but not limited to any endorsements or deletions; (iv) Purchaser's attorney's fees; (v) one-half (1/2) of escrow fees, if any and (vi) the cost of the Updated Survey, except to the extent paid by Seller as set forth in Section 10.5(a).

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             (c)    Any other costs and expenses of Closing not provided for in this Section 10.5 shall be allocated between Purchaser and Seller in accordance with the custom in the area in which the Property is located.

     SECTION 10.6 POST-CLOSING DELIVERY OF TENANT NOTICE LETTERS. Immediately following Closing, Purchaser will deliver to each Tenant a Tenant Notice Letter, as described in Section 10.2(e).

     SECTION 10.7 LIKE-KIND EXCHANGE. Purchaser hereby acknowledges that Seller may now or hereafter desire to enter into a partially or completely nontaxable exchange (a "SECTION 1031 EXCHANGE") involving the Property (and/or any one or more of the properties comprising the Property) under Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. In connection therewith, and notwithstanding anything herein to the contrary, Purchaser shall, at no cost or expense to Purchaser, cooperate with Seller and shall take, and consent to Seller taking, any reasonable action in furtherance of effectuating a Section 1031 Exchange (including, without limitation, any action undertaken pursuant to Revenue Procedure 2000-37, 2000-40 IRB, as may hereafter be amended or revised (the "REVENUE PROCEDURE")), including, without limitation, (a) permitting Seller or an "exchange accommodation titleholder" (within the meaning of the Revenue Procedure) ("EAT") to assign, or cause the assignment of, this Agreement and all of Seller's rights hereunder with respect to any or all of the Property to a "qualified intermediary" (as defined in Treasury Regulations Section 1.1031(k)-1(g)(4)(iii)) (a "QI"); (b) permitting Seller to assign this Agreement and all of Seller's rights and obligations hereunder with respect to any or all of the Property and/or to convey, transfer or sell any or all of the Property, to (i) an EAT; (ii) any one or more limited liability companies ("LLCs") that are wholly-owned by an EAT; or (iii) any one or more LLCs that are wholly-owned by Seller and/or any affiliate of Seller and to thereafter permit Seller to assign its interest in such one or more LLCs to an EAT; and (c) pursuant to the terms of this Agreement, having any or all of the Property conveyed by an EAT or any one or more of the LLCs referred to in (b)(ii) or (b)(iii) above, and allowing for the consideration therefor to be paid by an EAT, any such LLC or a QI; PROVIDED, HOWEVER, that Purchaser shall not be required to delay the Closing and shall not incur any additional liability or obligation in connection therewith; and PROVIDED FURTHER that Seller shall provide whatever safeguards are reasonably requested by Purchaser, and not inconsistent with Seller's desire to effectuate a Section 1031 Exchange involving any of the Property, to ensure that all of Seller's obligations under this Agreement shall be satisfied in accordance with the terms thereof.

                                   ARTICLE XI
                            CONDEMNATION AND CASUALTY

     SECTION 11.1 CASUALTY. If, prior to the Closing Date, all or a Significant Portion of the Property is destroyed or damaged by fire or other casualty, Seller will notify Purchaser of such casualty. Purchaser will have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller's notice. If this Agreement is terminated under this Section 11.1, the Earnest Money Deposit and all interest accrued thereon will be returned to Purchaser and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement or less than a Significant Portion of the Property is destroyed or damaged as aforesaid, Seller will not be obligated to repair such damage or destruction but (a) Seller will assign and turn over to Purchaser the insurance proceeds net of reasonable collection costs (or if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty up to the fair market value of the Property prior to the casualty and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive credit for any insurance deductible amount. In the event Seller elects to perform any repairs as a result of a casualty, Seller will be entitled to deduct its costs and expenses from any amount to which Purchaser is entitled under this Section 11.1, which right shall survive the Closing.

     SECTION 11.2 CONDEMNATION OF PROPERTY. In the event of (a) any condemnation or sale in lieu of condemnation of the Property; or (b) any condemnation or sale in lieu of condemnation of greater than twenty-five percent (25%) of the fair market value of the Property prior to the Closing, Purchaser will have the option, to be exercised within fifteen (15) days after receipt of notice of such condemnation or sale, of (i) terminating this Agreement or (ii) electing to have this Agreement remain in full force and effect. In the event that either (x) any condemnation or sale in lieu of condemnation of the Property is for equal to or less than twenty-five percent (25%) of the fair market value of the Property, or (y) Purchaser does not terminate this Agreement pursuant to the preceding sentence, Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser's obligations under this Agreement under the provisions of this Section 11.2, the Earnest Money Deposit and any interest thereon will be returned to Purchaser and neither Seller nor Purchaser will have any further obligation under this Agreement, except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.

                                   ARTICLE XII
                                 CONFIDENTIALITY

     SECTION 12.1 CONFIDENTIALITY. Except as hereinafter permitted, Seller and Purchaser each expressly acknowledge and agree that prior to Closing, the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, partners, directors, shareholders, brokers, lenders, consultants and other Licensee Parties, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder. Except as expressly provided in this Agreement, Purchaser further acknowledges and agrees that, unless and until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from issuing a press release or making other disclosures with respect to any information otherwise deemed confidential under this Article XII (a) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or (b) required by law or (c) required by rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange, including without limitation in any filings required by a governmental authority or (d) with respect to information that has been previously disclosed to the general public by Seller or Mack-Cali Realty Corporation. In determining whether a disclosure contemplated in the preceding sentence is required by law or by rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange, the disclosing party is entitled to rely upon the written advice of counsel. Nothing in this Article XII will negate, supersede or otherwise affect the obligations of the parties under the Confidentiality Agreement, and the provisions of this Article XII will survive the termination of this Agreement. Any press release issued by either party to this Agreement after the Closing, the subject of which is the transaction contemplated by this Agreement (i.e. the sale of the Property), shall be in the form and substance of the press releases attached hereto as EXHIBIT S-1 or EXHIBIT S-2, as applicable, provided that each party's press release is subject to the review by such party's securities counsel and may be revised if, and to the extent, such counsel advises that a revision is legally required.

                                  ARTICLE XIII
                                    REMEDIES

     SECTION 13.1 DEFAULT BY SELLER. In the event the Closing and the transactions contemplated hereby do not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser's sole and exclusive remedy, elect by notice to Seller within thirty (30) days following the Scheduled Closing Date, either of the following: (a) terminate this Agreement, in which event Purchaser will receive from the Escrow Agent the Earnest Money Deposit, together with all interest accrued thereon, plus out of pocket costs and expenses incurred in connection with this transaction not to exceed $33,333.33, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; or
(b) seek to enforce specific performance of Seller's obligation to execute the documents required to convey the Property to Purchaser and to remove liens to the extent required by Section 6.3(b), it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder except for actual damages incurred by Purchaser due to fraudulent acts of Seller, but in no event shall Purchaser be entitled to seek speculative, consequential or punitive damages. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money

Deposit if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located on or before thirty (30) days following the Scheduled Closing Date. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser's remedies at law, in equity or as herein provided in pursuing remedies of a breach by Seller of any of the Termination Surviving Obligations.

     SECTION 13.2 DEFAULT BY PURCHASER. In the event the Closing and the consummation of the transactions contemplated herein do not occur as provided herein by reason of any default of Purchaser, Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer. Purchaser and Seller hereby agree that (a) an amount equal to the Earnest Money Deposit, together with all interest accrued thereon, is a reasonable estimate of the total net detriment Seller would suffer in the event Purchaser defaults and fails to complete the purchase of the Property, and (b) such amount will be the full, agreed and liquidated damages for Purchaser's default and failure to complete the purchase of the Property, and will be Seller's sole and exclusive remedy (whether at law or in equity) for any default of Purchaser resulting in the failure of consummation of the Closing, whereupon this Agreement will terminate and Seller and Purchaser will have no further rights or obligations hereunder, except with respect to the Termination Surviving Obligations. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller. Notwithstanding the foregoing, nothing contained herein will limit Seller's remedies at law, in equity or as herein provided in the event of a breach by Purchaser of any of the Termination Surviving Obligations.

                                   ARTICLE XIV
                                     NOTICES

     SECTION 14.1   NOTICES.

             (a) All notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by facsimile transmission (provided that such facsimile is confirmed by the sender by expedited delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

     If to Purchaser:       Parkway Properties LP
                            One Jackson Place
                            188 East Capitol Street, Suite 1000
                            Jackson, Mississippi 32901-2195
                            Attn.: Mr. David Fowler, Senior Vice President
                            (601) 948-4091 (tele.)
                            (601) 949-4077 (fax)
     with a copy to:        Forman, Perry, Watkins, Krutz & Tardy, PLLC
                            One Jackson Place
                            188 East Capitol Street, Suite 1200
                            Jackson, Mississippi 32901
                            Attn.: Steven M. Hendrix
                            (601) 960-8600 (tele.)
                            (601) 960-8609 (fax)

     If to Seller:          c/o Mack-Cali Realty Corporation
                            11 Commerce Drive
                            Cranford, New Jersey  07016

                            with separate notices to the attention of:

                            Mr. Mitchell E. Hersh
                            (908) 272-8000 (tele.)
                            (908) 272-0214 (fax)

                            and

                            Roger W. Thomas, Esq.
                            (908) 272-2612 (tele.)
                            (908) 497-0485 (fax)

     With a copy to:        Jones, Day, Reavis & Pogue
                            2727 North Harwood Street
                            Dallas, Texas 75201
                            Attn: David J. Lowery, Esq.
                            (214) 220-3939 (tele.)
                            (214) 969-5100 (fax)

     If to Escrow Agent:    Lawyers Title Insurance Corporation
                            655 Third Avenue, 11th Floor
                            New York, New York 10017
                            Attn: Mr. Peter Doyle
                            (212) 949-0100 (tele.)
                            (212) 986-3215 (fax)

             (b) Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first (1st) Business Day following such dispatch and (ii) facsimile transmission as aforesaid shall be deemed given at the time and on the date of machine transmittal provided same is sent and confirmation of receipt is received by the sender prior to 4:00 p.m. (EST) on a Business Day (if sent later, then notice shall be deemed given on the next Business Day). Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

             (c) Notwithstanding anything to the contrary in this Section 14.1, if Seller elects to deliver any due diligence materials to Purchaser (as opposed to making such materials available pursuant to Section 5.2), such due diligence materials shall be sent to only one addressee, as follows:

                            Mr. David Fowler
                            Parkway Properties LP
                            One Jackson Place
                            188 East Capitol Street, Suite 1000
                            Jackson, Mississippi 32901-2195

                                   ARTICLE XV
                          ASSIGNMENT AND BINDING EFFECT

     SECTION 15.1 ASSIGNMENT: BINDING EFFECT. Purchaser will not have the right to assign this Agreement except to a wholly owned subsidiary of Purchaser.

                                   ARTICLE XVI
                                    BROKERAGE

     SECTION 16.1 BROKERS. Seller agrees to pay to Eastdil Realty Company, L.L.C. (the "BROKER") a brokerage commission pursuant to a separate agreement by and between Seller and Broker. Purchaser and Seller represent that they have not dealt with any brokers, finders or salesmen, in connection with this transaction other than Broker, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party. The provisions of this Article XVI will survive any Closing or termination of this Agreement.

                                  ARTICLE XVII
                                  ESCROW AGENT

     SECTION 17.1   ESCROW.

             (a) Escrow Agent will hold the Earnest Money Deposit in escrow in an interest-bearing account of the type generally used by Escrow Agent for the holding of escrow funds until the earlier of (i) the Closing, or (ii) the termination of this Agreement in accordance with any right hereunder. In the event Purchaser has not terminated this Agreement by the end of the Evaluation Period, the Earnest Money Deposit shall be non-refundable to Purchaser, but shall be credited against the Purchase Price at the Closing. All interest earned on the Earnest Money Deposit shall be paid to the party entitled to the Earnest Money Deposit. In the event this Agreement is terminated prior to the expiration of the Evaluation Period, the Earnest Money Deposit and all interest accrued thereon will be returned by the Escrow Agent to Purchaser. In the event the Closing occurs, the Earnest Money Deposit and all interest accrued thereon will be released to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money Deposit, with the interest. In all instances, Escrow Agent shall not release the Earnest Money Deposit to either party until Escrow Agent has been requested by Seller or Purchaser to release the Earnest Money Deposit and has given the other party five (5) Business Days to dispute, or consent to, the release of the Earnest Money Deposit, provided that, if the Closing occurs, the Earnest Money Deposit and interest thereon will be applied as set forth above on the Closing Date. Purchaser represents that its tax identification number, for purposes of reporting the interest earnings, is 72-1344324. Seller represents that its tax identification number, for purposes of reporting the interest earnings, is 74-2863406.

             (b) Escrow Agent shall not be liable to any party for any act or omission, except for bad faith, gross negligence or willful misconduct, and the parties agree to indemnify Escrow Agent and hold Escrow Agent harmless from any and all claims, damages, losses or expenses arising in connection herewith. The parties acknowledge that Escrow Agent is acting solely as stakeholder for their mutual convenience. In the event Escrow Agent receives written notice of a dispute between the parties with respect to the Earnest Money Deposit and the interest earned thereon (the "ESCROWED FUNDS"), Escrow Agent shall not be bound to release and deliver the Escrowed Funds to either party but may either (i) continue to hold the Escrowed Funds until otherwise directed in a writing signed by all parties hereto or (ii) deposit the Escrowed Funds with the clerk of any court of competent jurisdiction. Upon such deposit, Escrow Agent will be released from all duties and responsibilities hereunder. Escrow Agent shall have the right to consult with separate counsel of its own choosing (if it deems such consultation advisable) and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

             (c) Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it with respect to the Escrowed Funds, the Property or the subject matter of this Agreement unless requested to do so by Purchaser or Seller and is indemnified to its satisfaction against the cost and expense of such defense. Escrow Agent shall not be required to institute legal proceedings of any kind and shall have no responsibility for the genuineness or validity of any document or other item deposited with it or the collectibility of any check delivered in connection with this Agreement. Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been signed by the proper parties.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

     SECTION 18.1 USE OF PROMOTIONAL MATERIALS. After Closing, Purchaser shall not use or distribute any promotional materials that contain the name or logo of Seller, Mack-Cali Realty Corporation, M-C Texas Management L.P. or any affiliates of the foregoing without redacting the name and logo of Seller, Mack-Cali Realty Corporation, M-C Texas Management L.P. or any affiliates of the foregoing, as applicable, from such promotional materials. This Section 18.1 will survive Closing without limitation.

     SECTION 18.2 WAIVERS. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

     SECTION 18.3 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO ALL TIME PERIODS AND DATES FOR PERFORMANCE SET FORTH IN THIS AGREEMENT.

     SECTION 18.4 RECOVERY OF CERTAIN FEES. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover certain fees from the other party including all reasonable attorneys' fees and costs resulting therefrom. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 18.4 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

     SECTION 18.5 CONSTRUCTION. Headings at the beginning of each Article and Section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.

     SECTION 18.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

     SECTION 18.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 18.8 ENTIRE AGREEMENT. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto, including that certain Agreement of Sale and Purchase dated effective as of May 31, 2002, between Seller and Purchaser pertaining to all of the Projects (the "ORIGINAL AGREEMENT"). This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

     SECTION 18.9 GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED.

     SECTION 18.10 NO RECORDING. The parties hereto agree that neither this Agreement nor any affidavit or memorandum concerning it will be recorded and any recording of this Agreement or any such affidavit or memorandum by Purchaser will be deemed a default by Purchaser hereunder.

     SECTION 18.11 FURTHER ACTIONS. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

     SECTION 18.12  EXHIBITS. The following sets forth a list of Exhibits to the
Agreement:

             Exhibit A -    Assignment
             Exhibit B -    Assignment of Leases
             Exhibit C -    Bill of Sale
             Exhibit D -    Legal Description of the Property
             Exhibit E -    Service Contracts
             Exhibit F -    Lease Schedule
             Exhibit G -    Tenant Estoppel
             Exhibit H -    Suits, Proceedings and Violations
             Exhibit I -    Certificate as to Foreign Status
             Exhibit J -    Leasing Commission Agreements

             Exhibit K -    Arrearages
             Exhibit L -    Environmental Reports
             Exhibit M -    Landlord Estoppel
             Exhibit N -    Security Deposits
             Exhibit O -    Construction Contracts
             Exhibit P -    Major Tenants
             Exhibit Q -    Real Estate Tax Assessments
             Exhibit R -    [Intentionally deleted]
             Exhibit S-1 - Form of Seller's Post-Closing Press Release Exhibit S-2 - Form of Purchaser's Post-Closing Press Release
             Exhibit T      Prospective New Leases

     SECTION 18.13 NO PARTNERSHIP. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

     SECTION 18.14 LIMITATIONS ON BENEFITS. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser, Seller and Seller's Affiliates and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser, Seller and Seller's Affiliates or their respective successors and assigns as permitted hereunder. Except as set forth in this Section 18.14, nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

     SECTION 18.15 CROSS DEFAULT, ETC. Notwithstanding anything to the contrary in this Agreement or in the Original Agreement, a default under this Agreement will constitute a default under the Memorial Agreement and the Town & Country Agreement, a termination of this Agreement will result in the termination of the Memorial Agreement and the Town & Country Agreement, and the Closing on the sale of the Property will occur simultaneously with the sale of the Memorial Project and the Town & Country Project. Without abrogating the generality of the preceding sentence, termination of this Agreement pursuant to any of Sections 5.3(c), 11.1, 11.2, 13.1 or 13.2 of this Agreement will result in a termination of the Memorial Agreement and the Town & Country Agreement, and extension of the Closing Date pursuant to any of Sections 6.3(a) or 9.2(b) will result in an extension of the Closing under the Memorial Agreement and the Town & Country Agreement for the same amount of time. In addition, the Title Commitment and the Title Policy will cover all of the Projects.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement as of the Effective Date.

                               PURCHASER:

                               PARKWAY PROPERTIES LP

                               By: Parkway Properties General Partners, Inc., its general partner

                               By:          /s/  David Fowler
                                      ------------------------------------------
                               Name:             David Fowler
                                      ------------------------------------------
                               Title:            Senior Vice President
                                      ------------------------------------------


                               By:          /s/ Thomas C. Maldmey
                                      ------------------------------------------
                               Name:            Thomas C. Maldmey
                                      ------------------------------------------
                               Title:           Senior Vice President
                                      ------------------------------------------


                               SELLER:

                               MACK-CALI TEXAS PROPERTY L.P.

                               By: Mack-Cali Sub XVII, Inc., its general partner


                               By:          /s/ Roger W. Thomas
                                      ------------------------------------------
                               Name:            Roger W. Thomas
                                      ------------------------------------------
                               Title:       Executive Vice President
                                      ------------------------------------------

                               AS TO SECTIONS 3.3, 4.3 AND ARTICLE XVII ONLY:

                               ESCROW AGENT:

                               LAWYERS TITLE INSURANCE CORPORATION


                               By:          /s/ Cathy J. Snider
                                      ------------------------------------------
                               Name:            Cathy J. Snider
                                      ------------------------------------------
                               Title:       Assistant Vice President for
                                                First American
                                      ------------------------------------------